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UJB FINANCIAL CORP.                                                                                       Exhibit (99)A
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

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                                                                               June 30,     December 31,     June 30,
                                                                                 1995           1994           1994
                                                                            -------------- -------------- --------------
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Assets
Cash and cash equivalents:
    Cash and due from banks                                                $    1,058,858 $      925,421 $      874,742
    Federal funds sold and securities purchased under agreements to resell        125,000         44,875          2,125
                                                                            -------------- -------------- --------------
        Total cash and cash equivalents                                         1,183,858        970,296        876,867
Interest bearing deposits with banks                                               13,275         18,809         15,971
Trading account securities                                                         40,960         33,513         27,455
Investment securities available for sale                                          227,413        201,215        192,597
Investment securities:
    U.S. Government and Federal agencies                                        1,860,816      2,016,615      2,065,602
    States and political subdivisions                                             300,848        331,000        334,443
    Other securities                                                            1,646,022      1,745,373      1,854,330
                                                                            -------------- -------------- --------------
        Total investment securities                                             3,807,686      4,092,988      4,254,375
Loans (net of unearned discount):
    Commercial                                                                  4,548,111      4,627,349      4,461,204
    Mortgage                                                                    2,925,644      2,790,988      2,479,442
    Instalment                                                                  2,292,794      2,238,237      2,150,476
                                                                            -------------- -------------- --------------
        Total loans                                                             9,766,549      9,656,574      9,091,122
    Less: Allowance for loan losses                                               198,980        214,161        238,636
                                                                            -------------- -------------- --------------
        Net loans                                                               9,567,569      9,442,413      8,852,486
Premises and equipment                                                            165,816        167,905        164,525
Assets held for accelerated disposition                                            30,044         90,888              -
Accrued interest receivable                                                        87,698         89,926         80,534
Other real estate owned, net                                                       22,864         31,449         69,864
Due from customers on acceptances                                                  20,101         21,159         21,373
Other assets                                                                      275,670        268,911        264,161
                                                                            -------------- -------------- --------------
Total Assets                                                               $   15,442,954 $   15,429,472 $   14,820,208
                                                                            ============== ============== ==============
Liabilities and Shareholders' Equity
Deposits:
    Non-interest bearing demand deposits                                   $    3,277,751 $    3,260,641 $    2,979,586
    Interest bearing deposits:
        Savings and time deposits                                               9,038,002      8,936,009      8,572,472
        Commercial certificates of deposit $100,000 and over                      372,683        371,141        298,409
                                                                            -------------- -------------- --------------
            Total deposits                                                     12,688,436     12,567,791     11,850,467
Commercial paper                                                                   45,947         42,211         39,889
Other borrowed funds                                                            1,081,813      1,291,219      1,435,030
Long-term debt                                                                    204,486        204,754        206,402
Accrued interest payable                                                           47,697         30,234         26,220
Bank acceptances outstanding                                                       20,101         21,159         21,373
Accrued expenses and other liabilities                                            190,953        167,844        183,444
                                                                            -------------- -------------- --------------
            Total liabilities                                                  14,279,433     14,325,212     13,762,825
Shareholders' equity:
    Preferred stock: Authorized 4,000,000 shares without par value:
        Series B: Authorized 1,200,000 shares; issued and outstanding 600,166
           in 1995 and 1994, adjustable-rate cumulative, $50 stated value          30,008         30,008         30,008
    Common stock par value $1.20:
        Authorized 130,000,000 shares; issued and outstanding
           55,468,117 at June 30, 1995, 55,005,306 at
           December 31, 1994 and 54,683,772 at June 30, 1994                       66,562         66,006         65,621
    Surplus                                                                       420,579        413,429        405,842
    Retained earnings                                                             650,787        604,066        561,248
    Net unrealized gain (loss) on investment securities, net of tax                (4,415)        (9,249)        (5,336)
                                                                            -------------- -------------- --------------
        Total shareholders' equity                                              1,163,521      1,104,260      1,057,383
                                                                            -------------- -------------- --------------
Total Liabilities and Shareholders' Equity                                 $   15,442,954 $   15,429,472 $   14,820,208
                                                                            ============== ============== ==============


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